EXHIBIT 99.1

The World Brands Foundation Presents The BrandLaureate SMEs BestBrands

e-Branding Award for 2020 Top ICT – Social Messaging App to YIPPI

PETALING JAYA, 3 August 2020 — TOGA LIMITED (OTC: TOGL) is pleased to announce its Social Messaging App YIPPI recently received The BrandLaureate Small and Medium Enterprises (SMEs) BestBrands e-Branding Award for 2020 in Information and Communication Technology (ICT) – Social Messaging App from The World Brands Foundation.

The BrandLaureate BestBrands Award aims to honour and celebrate the best brands around the world. Awardees comprise of brands from various industries that have demonstrated strong branding initiatives in the process of building their brands, with a diverse pool of winners from multinational companies, large corporations, public listed companies, and government-linked companies.

This year’s theme, ‘To Be Seen, To Be Heard, To Be Known and To Be Remembered’ highlighted the need for companies to be competitively heard and awarded the standouts in their respective fields. All awardees were evaluated and selected by the World Brands Foundation’s Brand Committee based on five criteria, which are brand strategy, brand culture, brand innovation, brand performance and brand communication.

The Awards ceremony was held at The BrandLaureate Award HQ on August 3, 2020. Toga Limited’s Chief Technology Officer, Freddy Chia, accepted the award on behalf of the Company, stating that, “We are deeply honoured to receive this prestigious award of brand excellence in ICT. Winning the The Brandlaureate SMEs BestBrands e-Branding Award 2020 was the icing on the cake for what has been an exceptionally busy year for YIPPI. We’re incredibly proud of the determination and dedication of our employees and to be recognised for our achievements at a regional level is a credit to each and every one of our staff. We believe that being selected for this award will help raise awareness of YIPPI in our Asian markets. Recognition is a good thing not only for potential clients but also for the staff for all their hard work and tireless dedication. Towards this effort, we will continue offering an even greater platform to young creators and providing a one-stop solution for SME for our customers without compromising on our value proposition.”

After accepting the award, Mr. Chia thanked the World Brands Foundation for their consideration and recognition of YIPPI: “Last, we are very grateful to the judges for presenting us with this award. Thank you.”

Contact:

Alexander D. Henderson

TOGA LIMITED, 2575 McCabe Way, Suite 100 Irvine, CA 92614

(949) 333-1603

info@togalimited.com

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Toga Limited or its management (the “Company”) "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the Company's guidance, outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the impact of the COVID-19 pandemic; the Company's ability to execute on its long-term strategy; the Company's ability to successfully compete in its intensely competitive industry; the Company's ability to manage its growth; the Company's ability to maintain or improve its operating margins; the Company's ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; accounting standard changes; and other factors as set forth from time to time in the Company's Securities and Exchange Commission filings, including, without limitation, the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company intends these forward-looking statements to speak only as of the time of this Press Release and does not undertake to update or revise them as more information becomes available, except as required by law.